UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2024

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2024 Short-Term Incentive Program

On February 15, 2024, the compensation committee of the board of directors (the “Committee”) of Archrock, Inc. (the “Company” or “us”) adopted a short-term incentive program (the “2024 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year. The Committee set the cash incentive target under the 2024 Incentive Program for each of our named executive officers set forth below (the “Named Executive Officers”), as a specified percentage of his or her respective eligible earnings.

Executive Officer	Title	2024 Cash Incentive Target (% of eligible earnings)
D. Bradley Childers	President and Chief Executive Officer	125
Douglas S. Aron	Senior Vice President and Chief Financial Officer	90
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	75
Jason G. Ingersoll	Senior Vice President, Sales and Operations Support	75
Eric W. Thode	Senior Vice President, Operations	75

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his or her respective target, as may be adjusted by the Committee in its discretion.

Actual payouts under the 2024 Incentive Program will be based on the Committee’s assessment of our performance for 2024 relative to the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

•

Adjusted EBITDA –  a non-GAAP measure, defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, unrealized change in fair value of investment in unconsolidated affiliate, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items;

•	Sustainability – comprised of environmental, safety and people metrics; and

•	Operating team performance – to be assessed by metrics established for and applicable to our operations, operations support and sales teams.

The Committee intends to award performance-based short-term incentive compensation under the 2024 Incentive Program based on its assessment of: (i) for each Named Executive Officer, the factors listed above, provided, however, that operating team performance is applicable to Messrs. Ingersoll and Thode only, (ii) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his or her demonstrated leadership and implementation of our business strategy, (iii) the recommendations of our Chief Executive Officer (other than with respect to himself), and (iv) any other factors or criteria that the Committee may choose to consider, in its discretion. The Committee has reserved the right to modify the target levels of one or more of the performance indicators, in its discretion based on internal and external developments during the course of 2024.

Adjustments to Base Salaries for 2024

On February 15, 2024, the Committee set the 2024 annual base salaries of our Named Executive Officers as follows, to be effective April 2024:

Executive Officer	Title	Prior Base Salary ($)	New Base Salary ($)
D. Bradley Childers	President and Chief Executive Officer	875,000	925,000
Douglas S. Aron	Senior Vice President and Chief Financial Officer	550,000	590,000
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	500,000	535,000
Jason G. Ingersoll	Senior Vice President, Sales and Operations Support	425,000	455,000
Eric W. Thode	Senior Vice President, Operations	425,000	455,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

February 26, 2024

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